Exhibit 5.1

July 2, 2024

The Board of Directors

Immuron Limited

Level 3, 62 Lygon Street

Carlton South VIC 3053

Dear Directors

Form F-3 Registration Statement

We have acted as Australian legal counsel for Immuron Limited ACN 063 114 045, a company incorporated under the laws of the Commonwealth of Australia (Company), with respect to an offer for sale from time to time of up to US$15,000,000 of ordinary shares, in the form of American Depositary Shares (ADSs), preference shares (Preference Shares), warrants to purchase ordinary shares, in the form of ADSs (Warrants) and a combination of such securities, separately or as units (Units), in one or more offerings (Offer) pursuant to a registration statement on F-3, including the base prospectus and offering agreement prospectus, each forming a part thereof (F-3 Prospectus), filed with the U.S. Securities and Exchange Commission dated July 2, 2024 (Registration Statement).

Each of the ADSs are convertible into 40 fully paid ordinary shares, no par value, of the Company (Shares).

Assumptions in providing our opinion

As to various questions of fact relevant to this opinion, we have relied on and assumed the accuracy of, without independent verification:

●	an online search of the Company on the Australian Securities and Investments Commission records on 2 July 2024 (ASIC Search);

●	a certificate from the Company’s Secretary detailing the securities it has issued in Australia in the prior 12 months and a calculation of the Company’s capacity as at the date of this letter to issue securities pursuant to ASX Listing Rules 7.1 and 7.1A;

●	a circular resolution of the Company’s Board of Directors, dated 21 June 2024; and

●	the Company’s Constitution (a copy of which was provided to us by the Company).

For the purpose of the opinions set out below, we have also assumed, without independent investigation or verification, that:

(a)	the genuineness of all signatures and the authenticity of all documents, instruments and certificates submitted to us as originals and the exact conformity with the authentic originals of all documents, instruments and certificates submitted to us as copies or forms or originals;

(b)	other than the Company as to which no such assumption is made, that each party to each document has all the requisite power and authority (corporate and otherwise) to execute and deliver and perform its obligations thereunder;

(c)	all matters of internal management required by the constitution of each of the parties to the relevant documents have been duly attended to (including, without limitation, the holding of properly constituted meetings of the boards of directors of each of those parties and the passing at those meetings of appropriate resolutions);

(d)	that any documents which purport to be governed by the law of any jurisdiction other than the federal and state laws of the Commonwealth of Australia are legal, valid and binding obligations on all of the parties thereto (other than the Company as to which no such assumption is made) and under the applicable law and that none of the execution, delivery or performance of any document by any party thereto (other than the Company as to which no such assumption is made) violates or contravenes or is rendered invalid, not binding or unenforceable under any applicable law under any jurisdiction other than the federal and state laws of the Commonwealth of Australia;

(e)	the Company will not engage in fraudulent or unconscionable conduct or conduct which is misleading or deceptive or which is likely to mislead or deceive in relation to the issuance or sale of Shares or ADSs;

(f)	there is no bad faith, fraud, undue influence, coercion or duress or similar conduct on the part of the Company in relation to the issuance or sale of Shares or ADSs under the Registration Statement;

(g)	all information provided to us by or on behalf of officers of the Company was true, correct and complete when provided and remains so at the date of this letter, containing all information required, without us making any separate enquiry or investigation other than viewing the ASIC Search, in order for us to provide this opinion;

(h)	no party has contravened or will contravene any provision of the Australian Corporations Act 2001 (including Chapters 2E, 2J, 6 or generally sections 1041H or 1043A) (Corporations Act) by the issue of the Registration Statement or giving effect to any transaction in connection with the Registration Statement or undertaking or being involved in a transaction related to or connected with the Registration Statement or generally in any subsequent dealing in the Shares or ADSs issued under the Registration Statement;

(i)	the Company will at all times duly comply with all its obligations under the Corporations Act, the ASX Listing Rules and otherwise required by law;

(j)	the Company is and will be able to pay its debts as and when they fall due and is otherwise solvent as at the time the Shares or ADSs are issued or sold;

(k)	the ASIC Search we have examined is accurate and that the information disclosed by the search conducted by us is true and complete and that such information has not since then been altered and that such search did not fail to disclose any information which had been delivered for registration or filing against the Company’s records but which did not appear on the public records at the date of our search; and

(l)	the Company will lodge all requisite notices with the ASX in respect of the contemplated issue of securities under the Offer.

Opinion

Based on and subject to the above assumptions (and in reliance on them), in our opinion,

1.	when the issue of the Shares has been duly authorised by the Company, and the Shares have been duly issued, sold and delivered in accordance with the applicable purchase agreement or other similar agreement approved by, or on behalf of, the Company’s Board of Directors, the Shares will be legally issued, fully paid and non-assessable;

2.	when the issue of the Preference Shares has been duly authorised by the Company, and the Preference Shares have been duly issued, sold and delivered in accordance with the applicable definitive purchase agreement or other similar agreement approved by, or on behalf of, the Company’s Board of Directors, the Preference Shares will be legally issued, fully paid and non-assessable;

3.	when the issue of the Warrants has been duly authorised by the Company, and the Warrants have been duly executed and delivered against payment, pursuant to a warrant agreement or agreements duly authorised, executed and delivered by the Company and a warrant agent, the Warrants will be valid and binding obligations of the Company, subject to any applicable equitable principles;

4.	when the issue of the Units has been duly authorised by the Company, and the Units have been duly issued, sold and delivered pursuant to a unit agreement or similar agreement approved by, or on behalf of, the Company’s Board of Directors, the Units will be validly issued and will entitle the holders thereof to the rights specified in the relevant unit agreement; and

5.	the Shares which the ADSs, the subject of the offering agreement prospectus forming a part of the Registration Statement, are convertible into have been duly authorised by the Company and are validly issued, fully paid and non-assessable securities of the Company.

For the purpose of this opinion, the term “non-assessable”, when used to describe the liability of a person as the registered holder of a Share, means that the holder of such Share, having fully paid all amounts due on such Share, is under no personal liability to contribute to the assets and liabilities of the Company in their capacity purely as a holder of such Share.

This opinion is limited to the federal and state laws of the Commonwealth of Australia and no opinion or representation is given in respect of the application of any foreign laws to the issue or transfer of the securities or the contents or generally the compliance of the F-3 Prospectus or any other matters under any applicable US laws or regulations.

Applicability

This opinion is given as at the date of this letter and we undertake no obligation to advise you of any changes (including but not limited to any subsequently enacted, published or reported laws, regulations or individual decisions) that may occur or come to our attention after the date of this letter which may affect our opinion.

We consent to incorporation by reference of this opinion in the Registration Statement and to the reference of this firm under the caption “Legal Matters” in the base prospectus and offering agreement prospectus, each forming a part of the Registration Statement, and we consent to the filing of this opinion as an exhibit 5.1 to the Registration Statement.

Yours faithfully

3